The Lincoln National Life Insurance Company

No-Lapse Enhancement Rider

This rider is made part of the Policy to which it is attached (the “Policy”).  Except as provided below, this rider is subject to all the terms and conditions of the Policy.  This rider becomes effective as of the Policy Date shown in the Policy Specifications.  There is no separate charge for this rider.

Summary of Rider Benefits
This rider can ensure that your coverage will continue even if the Surrender Value is insufficient to cover the Monthly Deductions.  This rider consists of the No-Lapse Value Provision and the Reset Account Value Provision.  The Policy will not Lapse as long as this rider is In Force and all the requirements of at least one of these provisions are met.

If the requirements of only one of these provisions are met, the Death Benefit Proceeds payable will be calculated under that provision.  If the requirements of both of these provisions are met, the Death Benefit Proceeds payable will be the greater of the Death Benefit Proceeds calculated under each provision.

The No-Lapse Value and the Reset Account Value described in the following provisions are reference values only, and are not used in determining the Accumulation Value or death benefit provided by the Policy.  Likewise, the rider’s monthly deductions, credited interest, premium credit, charges and expenses described in each provision, if applicable, are used only to determine the No-Lapse Value and the Reset Account Value.  The No-Lapse Value and the Reset Account Value are separate and distinct from the Accumulation Value.  It is not accessible to you, or any Beneficiary, at any time for any purpose.

While this rider is actively preventing the Policy from Lapse, the following will occur as applicable:

a.
Monthly Deductions will continue to be accumulated, but will not be deducted.  The Surrender Value will not be less than zero.  Cost of Insurance rates will not be charged on an amount greater than the death benefit at the beginning of the Policy Month.  Any Death Benefit Proceeds payable will not be reduced by the accumulated unpaid Monthly Deductions.

b.	Loan interest will continue to accrue and will be added to the total amount of Debt (also referred to as Indebtedness).

At such time that this rider is no longer preventing Lapse, or upon termination of the No-Lapse Enhancement Rider, whichever occurs first, any accumulated unpaid Monthly Deductions will need to be repaid in addition to the amount described in the Grace Period provision in order to keep the Policy In Force.

The Policy will enter the grace period if on a Monthly Anniversary Day the No-Lapse Value, less Debt, and the Reset Account Value, less Debt, are less than or equal to zero and the Policy has met the conditions for entering the grace period as described in the Policy’s “Grace Period” provision.  You will be notified of the pending Lapse as provided under that provision.

The duration of the Lapse Protection provided by this rider may be reduced if:

a.	premiums or other payments are not received on or before their due date;

b.	any Debt exists; or

c.
you initiate any Policy change that decreases the No-Lapse Value or Reset Account Value under the Policy.  Policy changes that could decrease the No-Lapse Value and the Reset Account Value include, but are not limited to, partial surrenders and changes in Specified Amount.

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Table of Contents
Provision Page

No-Lapse Value Provision……………………………………………………………………………………………………………...3

Lapse Protection………………………………………………………………………………………………………………………...3

No-Lapse Value Death Benefit Proceeds…………………………………………………………………………………………….3

Guaranteed Minimum Death Benefit………………………………………………………………………………………………….3

No-Lapse Value ………………………………………………………………………………………………………….....................3

Treatment of the Effective Date of Premiums………………………………………………………………………………………..3

Treatment of Premium Received in Policy Month Prior to a Decrease in the No-Lapse Premium Load……………………...4

No-Lapse Value Monthly Deduction…………………………………………………………………………………………………..4

No-Lapse Value Credited Interest……………………………………………………………………………………………………..4

No-Lapse Value Cost of Insurance……………………………………………………………………………...……………….……4

Funding Level……………………………………………………………………………………………………………………………4

No-Lapse Death Benefit Value………………………………………………………………………………………………………...4

Reset Account Value Provision………………………………………………………………………………………………………..5

Lapse Protection………………………………………………………………………………………………………………………...5

Reset Account Value Death Benefit Proceeds..……………………………………………………………………………………..5

Reset Death Benefit…………………………………………………………………………………………………………………….5

Reset Account Value……………………………………………………………………………………………………………………5

Treatment of the Effective Date of Premiums………………………………………………………………………………………..6

Treatment of Premium Received in Policy Month Prior to a Decrease in the Reset Account Value Premium Load………..6

Policy Anniversary Reset……………………………………………………………………………………………………………....6

Reset Account Value Monthly Deduction…………………………………………………………………………………………….6

Reset Account Value Credited Interest……………………………………………………………………………………………….6

Reset Account Value Cost of Insurance……………………………………………………………………………...………………6

Reset Account Death Benefit Value…………………………………………………………………………………………………..6

General Provisions……………………………………………………………………………………………………………………...7

Allocation Requirements………………………………………………………………………………………………………………..7

Termination………………………………………………………………………………………………………………………………7

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No-Lapse Value Provision

Lapse Protection
The Policy will not Lapse as long as the No-Lapse Value described below, less Debt, is greater than zero.  The No-Lapse Value on the Policy Date will be the initial premium received, either increased by the No-Lapse Value Premium Credit or decreased by the No-Lapse Value Premium Load, as shown in the Policy Specifications, less the No-Lapse Value Monthly Deduction for the first Policy Month.

No-Lapse Value Death Benefit Proceeds
If the No-Lapse Value, less Debt, is greater than zero and the Policy would otherwise have met the conditions for entering the grace period as described in the Policy’s “Grace Period” provision, the No-Lapse Value Death Benefit Proceeds will be equal to the Guaranteed Minimum Death Benefit described below less any Debt and partial surrenders (i.e. withdrawals) after the date of the Second Death plus any death benefit proceeds payable under the Supplemental Survivorship Term Insurance Rider (EPR), if applicable.

Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit (“GMDB”) is equal to the Initial Specified Amount shown in the Policy Specifications.  If the current Specified Amount is decreased below the GMDB, the GMDB will automatically be decreased to an amount equal to the reduced Specified Amount.  The GMDB decrease will become effective on the same date as the decrease in current Specified Amount.  You cannot request an increase in the GMDB.

No-Lapse Value
The No-Lapse Value is a reference value and is not used in determining the Accumulation Value or death benefit provided by the Policy.  On each Monthly Anniversary Day, the No-Lapse Value equals:

(1)	the No-Lapse Value on the preceding Monthly Anniversary Day;

(2)
adding all premiums received since the preceding Monthly Anniversary Day and either add the No-Lapse Value Premium Credit or subtract the No-Lapse Value Premium Load based on Policy Years as shown in the Policy Specifications;

(3)	subtracting the amount of any partial surrenders (i.e. withdrawals) since the preceding Monthly Anniversary Day;

(4)	adding accumulated interest as described in the No-Lapse Value Credited Interest provision below;

(5)	subtracting the No-Lapse Monthly Deduction described below for the month following the Monthly Anniversary Day; and

(6)	subtracting the surrender charge, if any, as determined from the Table of Surrender Charges shown in the Policy Specifications for any decrease in Specified Amount on the Monthly Anniversary Day.

On any day other than a Monthly Anniversary Day, the No-Lapse Value will be (1), adding (2),subtracting (3), and adding (4).

The No-Lapse Value may become less than zero.

Treatment of the Effective Date of Premiums
All premiums received between two Monthly Anniversary Days will be credited as if they had been received as of the prior Monthly Anniversary Day in relation to the actual premium receipt date.  This means that the premium will be treated as having been received before the calculation of the No-Lapse Value Monthly Deduction and interest crediting.  This treatment of effective date of premiums only applies for the purposes of calculating No-Lapse Value.

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Treatment of Premium Received in Policy Month Prior to a Decrease in the No-Lapse Premium Load
All premiums received in the Policy Month prior to a decrease in the No-Lapse Value Premium Load will receive the lower No-Lapse Value Premium Load, as shown in the Policy Specifications.

No-Lapse Value Monthly Deduction
The No-Lapse Value Monthly Deduction for a Policy Month equals:

(1)	the No-Lapse Value Cost of Insurance as described in the No-Lapse Value Cost of Insurance provision below, adding the cost of any additional benefits provided by rider for the Policy Month; and
(2)	adding the No-Lapse Value Monthly Administrative Fee shown in the Policy Specifications.

For purposes of the above calculation, if the rider providing additional benefits is the Supplemental Survivorship Term Insurance Rider (EPR), its cost will be determined using the applicable No-Lapse Factor as described in the Policy Specifications and may be modified by the Table of Funding Level Threshold Percentages, as applicable, as described in the Policy Specifications.

No-Lapse Value Credited Interest
We will credit interest to the No-Lapse Value daily.  The interest rate applied to loaned and unloaned funds is shown in the Policy Specifications.

No-Lapse Value Cost of Insurance
The No-Lapse Value Cost of Insurance under this rider is determined on a monthly basis.  Such cost will be the result of (1) minus (2), multiplied by (3), and divided by 1,000, where:

(1)	is the No-Lapse Death Benefit Value described below at the beginning of the Policy Month, divided by the Net Amount at Risk Discount Factor shown in the Policy Specifications;

(2)
is the No-Lapse Value at the beginning of the Policy Month after the deduction of the No-Lapse Value Monthly Administrative Fee but prior to the deduction for the monthly No-Lapse Value Cost of Insurance, or zero if the No-Lapse Value is less than zero, and

(3)
is the applicable No-Lapse Factor described in the Policy Specifications.  The No-Lapse Factor may be modified by the Table of Funding Level Threshold Percentages and resulting reduction factor, if applicable, as described in the Policy Specifications.

Funding Level
Funding Level is measured by dividing the No-Lapse Value on the Monthly Anniversary Day by the current Specified Amount. The Funding Level is used in the Table of Funding Level Threshold Percentages to determine if the No-Lapse Factor will be modified by a reduction factor, as described in the Policy Specifications.  The No-Lapse Factor is used to calculate the No-Lapse Value Cost of Insurance.

No-Lapse Death Benefit Value
The No-Lapse Death Benefit Value is calculated in the same manner as the death benefit described in the Policy’s “Death Benefit Proceeds” provision using the No-Lapse Value in lieu of the Accumulation Value.  The No-Lapse Death Benefit Value is used only to determine the monthly No-Lapse Value Cost of Insurance; it is not used to determine the death benefit provided by the Policy or this rider.

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Reset Account Value Provision

Lapse Protection
The Policy will not Lapse as long as the Reset Account Value described below, less Debt, is greater than zero.  The Reset Account Value on the Policy Date will be the initial premium received, less the Reset Account Value Premium Load, less the Reset Account Value Monthly Deduction for the first Policy Month.

Reset Account Value Death Benefit Proceeds
If the Reset Account Value, less Debt, is greater than zero and the Policy would otherwise have met the conditions for entering the grace period as described in the Policy’s “Grace Period” provision, the Reset Account Value Death Benefit Proceeds will be equal to the greater of:
a.
the Reset Death Benefit described below, less any Debt and partial surrenders (i.e. withdrawals) after the date of Second Death plus any death benefit proceeds payable under the Supplemental Survivorship Term Insurance Rider (EPR), if applicable, or

b.
an amount equal to the Reset Account Value multiplied by the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications, less any Debt and partial surrenders (i.e. withdrawals) after the date of Second Death plus any death benefit proceeds payable under the Supplemental Survivorship Term Insurance Rider (EPR), if applicable.

Reset Death Benefit
The Reset Death Benefit on the Policy Date equals the Initial Specified Amount shown in the Policy Specifications.  If the current Specified Amount is decreased below the Reset Death Benefit, the Reset Death Benefit will automatically be decreased to an amount equal to the new reduced Specified Amount.  The Reset Death Benefit decrease will become effective on the same date as the decrease in current Specified Amount.

Reset Account Value
The Reset Account Value is a reference value and is not used in determining the Accumulation Value or death benefit provided by the Policy.  On each Monthly Anniversary Day, the Reset Account Value equals:

(1)	the Reset Account Value on the preceding Monthly Anniversary Day;

(2)	adding all premiums received since the preceding Monthly Anniversary Day, subtracting the Reset Account Value Premium Load shown in the Policy Specifications;

(3)	subtracting the amount of any partial surrenders (i.e. withdrawals) since the preceding Monthly Anniversary Day;

(4)	adding accumulated interest, as described in the Reset Account Value Interest Credited provision below;

(5)	subtracting the Reset Account Value Monthly Deduction described below for the month following the Monthly Anniversary Day; and

(6)	subtracting the surrender charge, if any, as determined from the Table of Surrender Charges shown in the Policy Specifications for any decrease in Specified Amount on the Monthly Anniversary Day.

On any day other than a Monthly Anniversary Day, the Reset Account Value will be (1), adding (2), subtracting (3), and adding (4).

The Reset Account Value on the Policy Date will be the initial premium received, less the Reset Account Value Premium Load, less the Reset Account Value Monthly Deduction for the first Policy Month.

The Reset Account Value may become less than zero.

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Treatment of the Effective Date of Premiums
All premiums received between two Monthly Anniversary Days will be credited as if they had been received as of the prior Monthly Anniversary Day in relation to the actual premium receipt date.  This means that the premium will be treated as having been received before the calculation of the Reset Account Value Monthly Deduction and interest crediting.  This treatment of effective date of premiums only applies for the purposes of calculating Reset Account Value.

Treatment of Premium Received in Policy Month Prior to a Decrease in the Reset Account Value Premium Load
All premiums received in the Policy Month prior to a decrease in the Reset Account Value Premium Load will receive the lower Reset Account Value Premium Load, as shown in the Policy Specifications.

Policy Anniversary Reset
On each Policy Anniversary, if the Reset Account Value on that Policy Anniversary is less than the Accumulation Value on that same Policy Anniversary, the Reset Account Value will be reset to equal the Accumulation Value.

Reset Account Value Monthly Deduction
The Reset Account Value Monthly Deduction for a Policy Month equals:

(1)
the Reset Account Value Cost of Insurance as described in the Reset Account Value Cost of Insurance provision below, adding the cost of any additional benefits provided by rider for the Policy Month; and

(2)	adding the Reset Account Value Monthly Administrative Fee shown in the Policy Specifications.

For purposes of the above calculation, if the rider providing additional benefits is the Supplemental Survivorship Term Insurance Rider (EPR), its cost will be determined using the applicable Reset Account Factor as described in the Policy Specifications.

Reset Account Value Credited Interest
We will credit interest to the Reset Account Value daily.  The interest rate applied to loaned and unloaned funds is shown in the Policy Specifications.

Reset Account Value Cost of Insurance
The Reset Account Value Cost of Insurance under this rider is determined on a monthly basis.  Such cost will be the result of (1) minus (2), multiplied by (3), and divided by 1,000, where:

(1)	is the Reset Account Death Benefit Value at the beginning of the Policy Month, divided by the Net Amount at Risk Discount Factor shown in the Policy Specifications;

(2)
is the Reset Account Value at the beginning of the Policy Month after the deduction of the Reset Account Value Monthly Administrative Fee but prior to the deduction for the monthly Reset Account Value Cost of Insurance, or zero if the Reset Account Value is less than zero, and

(3)	is the Reset Account Factor as described in the Policy Specifications.

Reset Account Death Benefit Value
The Reset Account Death Benefit Value is calculated in the same manner as the death benefit described in the Policy’s “Death Benefit Proceeds” provision using the Reset Account Value in lieu of the Accumulation Value.  The Reset Account Death Benefit Value is used only to determine the monthly Reset Account Value Cost of Insurance; it is not used to determine the death benefit provided by the Policy or this rider.

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General Provisions

Allocation Requirements
While this rider is In Force, certain allocation requirements below must be maintained as follows:

(1)	The Automatic Rebalancing program as described in Automatic Rebalancing provision of your Policy must be maintained.

If the Automatic Rebalancing program is suspended, this requirement will not apply to this rider.

(2)	The Sub-Account for Limited Use, as shown in the Policy Specifications for this rider, may only be used for the following:
a.
during the right to examine period, if the jurisdiction where your Policy was issued requires the return of premium, any premiums paid will be placed in the Sub-Account as described in the “Right to Examine this Policy” provision of your Policy; and/or

b.
as an account from which funds will automatically be transferred pursuant to the Dollar Cost Averaging program described in the “Dollar Cost Averaging” provision of your Policy.  Any balance remaining in this Sub-Account upon termination of Dollar Cost Averaging will need to be transferred to other Sub-Account(s) and/or the Fixed Account as specified by you.

(3)  In order to keep this rider in effect, we reserve the right to establish:
a.	a maximum percentage of the Accumulation Value to be permitted in certain Sub-Account(s) and/or the Fixed Account; and/or
b.	a minimum percentage of the Accumulation Value to be required in certain Sub-Account(s).

Should we choose to enforce these restrictions, we will provide advance Written Notice to you.  Such notice will identify the restriction percentages to be applied and the Sub-Account(s) and/or Fixed Account impacted.  We will evaluate the imposition of these restrictions on an annual basis.

Termination
This rider and all rights provided under it will terminate automatically on the first of the following to occur:

a.	the younger Insured reaches or would have reached Attained Age 121;

b.	surrender or other termination of the Policy;

c.	you request to terminate Automatic Rebalancing;

d.	use of the money market Sub-Account other than as described in the Allocation Requirement provision; or

e.
the Sub-Account(s) and/or Fixed Account limit as described in the Allocation Requirement provision is imposed and you do not take corrective action within 61 days after the date of mailing of the notice of such requirement

If the rider terminates due to (a) above, coverage will continue as provided under the “Continuation of Coverage” provision of the Policy, and the Death Benefit Proceeds provision of this rider will continue to apply.  If the Policy terminates and is reinstated, this rider will likewise be reinstated unless the rider terminated before the Policy terminated.
The Lincoln National Life Insurance Company /s/Dennis R. Glass
                                President

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